Exhibit 99.1

Castle Biosciences Reports First Quarter 2024 Results

Q1 2024 revenue increased 74% over Q1 2023 to $73 million
Q1 2024 total test reports increased 40% over Q1 2023
Raising full-year 2024 revenue guidance to $255-265 million from $235-240 million
Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas - May 2, 2024--Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced its financial results for the first quarter ended March 31, 2024.

“The first quarter marked an excellent start to the year with strong execution across the company, resulting in outstanding revenue and volume growth across our therapeutic areas,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “These results underscore the dedication of our talented team to improving patient care and the strength of our diverse test portfolio.

“Additionally, we continue to develop evidence to support the clinical utility of our tests. We are especially pleased with three peer-reviewed studies published since the beginning of 2024 that focus on our DecisionDx®-SCC test. The studies demonstrate that DecisionDx-SCC can improve risk stratification when used in conjunction with staging, to help predict responsiveness to adjuvant radiation therapy (ART) and when used in conjunction with clinicopathologic factors in considering use of ART, can potentially lead to net annual Medicare healthcare savings of up to approximately $972 million. These studies have been submitted to our Medicare Contractors for their review.

“Our DecisionDx®-Melanoma test informs two questions: which patients can consider foregoing a sentinel lymph node biopsy (SLNB) surgical procedure, and what is the risk of recurrence so the most appropriate follow-up treatment plan can be implemented. It is of high importance that when a test identifies patients with a low likelihood of a positive SLNB, and thus they could forego this surgical procedure, the patients also have a low risk of metastatic outcomes. The data from our recent prospective, multicenter study show just that – SLNB-eligible patients who had a DecisionDx-Melanoma Class 1A (lowest risk) test result and made the decision with their physician to forego an SLNB had excellent outcomes during the follow-up period. We believe it is this kind of evidence that should be required in order for clinicians to safely adopt a molecular test that rules out an SLNB surgical procedure.

“Looking ahead, we are raising our 2024 total revenue guidance to $255-265 million, up from the previously provided guidance of $235-240 million, reflecting our excellent start to 2024 and continued confidence in the business. We believe the positive momentum we generated in the first quarter sets a solid foundation for continued executional success throughout the year.”

First Quarter Ended March 31, 2024, Financial and Operational Highlights
•Revenues were $73.0 million, a 74% increase compared to $42.0 million in 2023. Included in revenue for the period were revenue adjustments related to tests delivered in prior periods. These prior period revenue adjustments for the quarter were $1.7 million of net positive revenue adjustments, compared to $1.3 million of net negative revenue adjustments for the same period in 2023.
•Adjusted Revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $71.3 million, a 64% increase compared to $43.4 million for the same period in 2023.
•Delivered 20,888 total test reports in the first quarter of 2024, an increase of 40% compared to 14,916 in the same period of 2023:
◦DecisionDx-Melanoma test reports delivered in the quarter were 8,384 compared to 7,583 in the first quarter of 2023, an increase of 11%.

◦DecisionDx-SCC test reports delivered in the quarter were 3,577 compared to 2,411 in the first quarter of 2023, an increase of 48%.
◦MyPath® Melanoma test reports delivered in the quarter were 998, compared to 980 MyPath Melanoma and DiffDx®-Melanoma aggregate test reports in the first quarter of 2023, an increase of 2%.
◦TissueCypher® Barrett’s Esophagus test reports delivered in the quarter were 3,429 compared to 1,383 in the first quarter of 2023, an increase of 148%.
◦IDgenetix® test reports delivered in the quarter were 4,078 compared to 2,150 in the first quarter of 2023, an increase of 90%.
◦DecisionDx®-UM test reports delivered in the quarter were 422, compared to 409 in the first quarter of 2023, an increase of 3%.
•Gross margin was 78%, and Adjusted Gross Margin was 81%, compared to 71% and 77%, respectively, for the same periods in 2023.
•Net cash used in operations was $6.8 million, compared to net cash used in operations of $25.4 million for the same period in 2023.
•Net loss, which includes non-cash stock-based compensation expense of $12.7 million, was $2.5 million, compared to a net loss of $29.2 million for the same period in 2023.
•Adjusted EBITDA was $10.5 million, compared to $(15.1) million for the same period in 2023.
Cash, Cash Equivalents and Marketable Investment Securities
As of March 31, 2024, the Company’s cash, cash equivalents and marketable investment securities totaled $239.2 million.
2024 Outlook
Castle Biosciences is increasing its guidance for anticipated total revenue in 2024. The Company now anticipates generating between $255-265 million in total revenue in 2024, compared to the previously provided guidance of between $235-240 million.
First Quarter and Recent Accomplishments and Highlights
Dermatology
•DecisionDx-SCC: A new study was published, titled “Inconsistent associations between risk factor profiles and adjuvant radiation therapy (ART) treatment in patients with cutaneous squamous cell carcinoma and utility of the 40-gene expression profile to refine ART guidance.” The study showed that in addition to providing risk-stratification information, our DecisionDx-SCC test identified patients most likely to benefit from ART and those who can consider deferring treatment given a lower likelihood of benefit.
•DecisionDx-SCC: Related to the ART study mentioned above, the Company also announced the publication of a health economic study which found that guiding ART using DecisionDx-SCC results can lead to substantial Medicare healthcare savings of up to approximately $972 million annually. This net cost reduction focused on the added cost of DecisionDx-SCC and the direct cost of ART in those patients who could consider avoiding ART. See the Company’s news release from Jan. 18, 2024, for more information.
•DecisionDx-SCC: The Company announced the publication of a new multicenter performance study of its DecisionDx-SCC risk stratification test. The study analyzed the independent performance of DecisionDx-SCC from risk factors and traditional staging systems (i.e., Brigham and Women’s Hospital and American Joint Committee on Cancer Staging Manual 8th Edition (AJCC8) staging), and demonstrated significantly improved predictive accuracy when the test’s results were integrated with the staging systems and National Comprehensive Cancer Network® (NCCN) guidelines to guide risk-appropriate treatment pathway decisions that can improve patient outcomes. See the Company’s news release from March 7, 2024, for more information.
•DecisionDx-SCC: The Company also saw publication of an expert consensus article related to the utility of its DecisionDx-SCC test in clinical decision-making regarding the use of ART. The consensus guidelines outline a recommended risk-based workflow that integrates DecisionDx-SCC and AJCC8 staging into current NCCN guidelines to improve precision in ART recommendations based on which patients are at the highest risk for metastasis and most likely to benefit from treatment. See the Company’s news release from March 19, 2024, for more information.
•DecisionDx-Melanoma: The Company announced the publication of a study demonstrating that DecisionDx-Melanoma provided significantly better risk stratification than AJCC8 staging in patients with stage I cutaneous melanoma. This study reports the results of two large stage I cohorts, including 5,561 patients from the National Cancer Institute’s Surveillance, Epidemiology and End Results (SEER) Program Registries. It suggests that incorporating the DecisionDx-Melanoma test into clinical practice may help clinicians and patients with stage I melanoma obtain more precise information about a patient’s risk of disease progression to inform more personalized, risk-aligned treatment and surveillance management plans. See the Company’s news release from Feb. 26, 2024, for more information.
•DecisionDx-Melanoma: An oral presentation from a multicenter, prospective, U.S. based study examining the performance of DecisionDx-Melanoma in safely ruling out an SLNB showed that of patients with a T1-T2 melanoma and predicted to have a <5% likelihood of a positive SLN, no patients had a positive node. The DecisionDx-Melanoma test had a negative predictive value of 100% and, of clinical importance, outcome data with a median follow up time of two years showed 100% recurrence free survival; meaning that no patients experienced a recurrence in the study period. This data was presented at the Society of Surgical Oncology 2024 Annual Meeting. See the Company’s news release from March 22, 2024, for more information.
Mental Health
•In March 2024, the Company announced new data highlighting the value of its IDgenetix pharmacogenomic (PGx) test in guiding medication recommendations for patients who are 65 and older with mental health conditions. Specifically, the study data showed that one-third of the IDgenetix-guided medication recommendations were due to drug-drug interactions and lifestyle factors, demonstrating the value of this additional information in guiding selection of neuropsychiatric medications for older adults in patients 65 and older, with majority being on five or more medications at the time of testing. See the Company’s news release from March 15, 2024, for more information.

Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Thursday, May 2, 2024, at 4:30 p.m. Eastern time to discuss its first quarter 2024 results and provide a corporate update.

A live webcast of the conference call can be accessed here: https://events.q4inc.com/attendee/562496463 or via the webcast link on the Investor Relations page of the Company’s website,
https://ir.castlebiosciences.com/overview/default.aspx. Please access the webcast at least 10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until May 23, 2024.

To access the live conference call via phone, please dial 833 470 1428 from the United States, or +1 404 975 4839 internationally, at least 10 minutes prior to the start of the call, using the conference ID 112983.

There will be a brief Question & Answer session following management commentary.
Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenues, Adjusted Gross Margin and Adjusted EBITDA, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenues and Adjusted Gross Margin reflect adjustments to GAAP net revenues to exclude net positive and/or net negative revenue adjustments recorded in the current period associated with changes in estimated variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted EBITDA excludes from net loss: interest income, interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, change in fair value of contingent consideration and acquisition related transaction costs.

We use Adjusted Revenues, Adjusted Gross Margin and Adjusted EBITDA internally because we believe these metrics provide useful supplemental information in assessing our revenue and operating performance reported in accordance with GAAP, respectively. We believe that Adjusted Revenues, when used in conjunction with our test report volume information, facilitates investors’ analysis of our current-period revenue performance and average selling price performance by excluding the effects of revenue adjustments related to test reports delivered in prior periods, since these adjustments may not be indicative of the current or future performance of our business. We believe that providing Adjusted Revenues may also help facilitate comparisons to our historical periods. Adjusted Gross Margin is calculated using Adjusted Revenues and therefore excludes the impact of revenue adjustments related to test reports delivered in prior periods, which we believe is useful to investors as described above. We further exclude acquisition-related intangible asset amortization in the calculation of Adjusted Gross Margin. We believe that excluding acquisition-related intangible asset amortization may facilitate gross margin comparisons to historical periods and may be useful in assessing current-period performance without regard to the historical accounting valuations of intangible assets, which are applicable only to tests we acquired rather than internally developed. We believe Adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin or net loss reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; are unaudited; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.
About Castle Biosciences
Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. The Company aims to transform disease management by keeping people first: patients, clinicians, employees and investors.

Castle’s current portfolio consists of tests for skin cancers, Barrett’s esophagus, mental health conditions and uveal melanoma. Additionally, the Company has active research and development programs for tests in other diseases with high clinical need, including its test in development to help guide systemic therapy selection for patients with moderate-to-severe, atopic dermatitis, psoriasis and related conditions. To learn more, please visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, X and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, DecisionDx-SCC, MyPath Melanoma, DiffDx-Melanoma, TissueCypher, IDgenetix, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq are trademarks of Castle Biosciences, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding: (i) the potential of our tests to improve patient outcomes, including increased survival; (ii) our continued commercial momentum in 2024; (iii) our ability to continue to develop evidence to support the clinical utility of our tests; (iv) the ability of DecisionDx-SCC to improve risk stratification to help predict responsiveness to ART and lead to net annual Medicare healthcare savings of up to approximately $972 million; (v) our 2024 total revenue guidance of $255-265 million; and (vi) the ability of the DecisionDx-Melanoma test to help clinicians and patients with stage I melanoma obtain more precise information about a patient’s risk of disease progression and to inform more personalized, risk-aligned treatment and surveillance management plans. The words “anticipate,” “can,” “could,” “expect,” “goal,” “may,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: our assumptions or expectations regarding continued reimbursement for our DecisionDx-SCC test at the current rate and reimbursement for our other products and subsequent coverage decisions, our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing, the anticipated cost, timing and success of our product candidates, and our plans to research, develop and commercialize new tests and our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions, the effects of macroeconomic events and conditions, including inflation and monetary supply shifts, labor shortages, liquidity concerns at, and failures of, banks and other financial institutions or other disruptions in the banking system or financing markets and recession risks, supply chain disruptions, outbreaks of contagious diseases and geopolitical events (such as the ongoing Israel-Hamas War and Ukraine-Russia conflict), among others, on our business and our efforts to address its impact on our business; subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the tests discussed in this press release; our planned installation of additional equipment and supporting technology infrastructures and implementation of certain process efficiencies may not enable us to increase the future scalability of our TissueCypher Test; actual application of our tests may not provide the aforementioned benefits to patients; our newer gastroenterology and mental health franchises may not contribute to the achievement of our long-term financial targets as anticipated; and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, each filed or to be filed with the SEC, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Investor Relations Contact:
Camilla Zuckero
czuckero@castlebiosciences.com
281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com

###

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
NET REVENUES	$72,974	$42,037
OPERATING EXPENSES
Cost of sales (exclusive of amortization of acquired intangible asset)	13,894	10,182
Research and development	13,809	14,393
Selling, general and administrative	48,495	46,762
Amortization of acquired intangible asset	2,247	2,222
Total operating expenses, net	78,445	73,559
Operating loss	(5,471)	(31,522)
Interest income	2,996	2,336
Interest expense	(14)	(4)
Loss before income taxes	(2,489)	(29,190)
Income tax expense	45	14
Net loss	$(2,534)	$(29,204)

Loss per share, basic and diluted	$(0.09)	$(1.10)

Weighted-average shares outstanding, basic and diluted	27,485	26,607

Stock-Based Compensation Expense
Stock-based compensation expense is included in the unaudited condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
Cost of sales (exclusive of amortization of acquired intangible assets)	$1,314	$1,272
Research and development	2,629	2,587
Selling, general and administrative	8,732	9,666
Total stock-based compensation expense	$12,675	$13,525

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Net loss	$(2,534)	$(29,204)
Other comprehensive (loss) income:
Net unrealized (loss) gain on marketable investment securities	(247)	245
Comprehensive loss	$(2,781)	$(28,959)

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2024	December 31, 2023
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$82,949	$98,841
Marketable investment securities	156,264	144,258
Accounts receivable, net	42,699	38,302
Inventory	7,645	7,942
Prepaid expenses and other current assets	6,221	6,292
Total current assets	295,778	295,635
Long-term accounts receivable, net	1,056	1,191
Property and equipment, net	32,904	25,433
Operating lease assets	11,961	12,306
Goodwill and other intangible assets, net	115,088	117,335
Other assets – long-term	1,720	1,440
Total assets	$458,507	$453,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$9,318	$10,268
Accrued compensation	14,708	28,945
Operating lease liabilities	1,189	1,137
Other accrued and current liabilities	6,744	7,317
Total current liabilities	31,959	47,667
Long-term debt	10,000	—
Noncurrent operating lease liabilities	13,864	14,173
Deferred tax liability	206	206
Other liabilities	16	25
Total liabilities	56,045	62,071
Stockholders’ Equity
Common stock	28	27
Additional paid-in capital	623,450	609,477
Accumulated deficit	(220,905)	(218,371)
Accumulated other comprehensive (loss) income	(111)	136
Total stockholders’ equity	402,462	391,269
Total liabilities, and stockholders’ equity	$458,507	$453,340

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2024	2023
OPERATING ACTIVITIES
Net loss	$(2,534)	$(29,204)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,340	2,892
Stock-based compensation expense	12,675	13,525
Deferred income taxes	—	13
Accretion of discounts on marketable investment securities	(1,699)	(1,229)
Other	179	211
Change in operating assets and liabilities:
Accounts receivable	(4,262)	(4,383)
Prepaid expenses and other current assets	(103)	(654)
Inventory	297	(540)
Operating lease assets	338	331
Other assets	(230)	319
Accounts payable	(422)	3,896
Operating lease liabilities	(250)	(68)
Accrued compensation	(14,237)	(11,562)
Other accrued and current liabilities	73	1,014
Net cash used in operating activities	(6,835)	(25,439)

INVESTING ACTIVITIES
Purchases of property and equipment	(9,152)	(3,338)
Proceeds from sale of property and equipment	5	5
Purchases of marketable investment securities	(60,754)	(30,083)
Proceeds from maturities of marketable investment securities	50,200	50,000
Net cash (used in) provided by investing activities	(19,701)	16,584

FINANCING ACTIVITIES
Proceeds from exercise of common stock options	65	95
Payment of employees’ taxes on vested restricted stock units	(474)	(314)
Proceeds from contributions to the employee stock purchase plan	1,089	982
Repayment of principal portion of finance lease liabilities	(36)	(35)
Proceeds from issuance of term debt	10,000	—
Net cash provided by financing activities	10,644	728

NET CHANGE IN CASH AND CASH EQUIVALENTS	(15,892)	(8,127)
Beginning of period	98,841	122,948
End of period	$82,949	$114,821

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted revenues and adjusted gross margin, which are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended March 31,
	2024	2023
(in thousands)
Adjusted revenues
Net revenues (GAAP)	$72,974	$42,037
Revenue associated with test reports delivered in prior periods	(1,656)	1,336
Adjusted revenues (Non-GAAP)	$71,318	$43,373

Adjusted gross margin
Gross margin (GAAP)[1]	$56,833	$29,633
Amortization of acquired intangible assets	2,247	2,222
Revenue associated with test reports delivered in prior periods	(1,656)	1,336
Adjusted gross margin (Non-GAAP)	$57,424	$33,191

Gross margin percentage (GAAP)[2]	77.9%	70.5%
Adjusted gross margin percentage (Non-GAAP)[3]	80.5%	76.5%

1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible assets) and amortization of acquired intangible assets.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as adjusted gross margin (Non-GAAP) divided by adjusted revenues (Non-GAAP).

The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended March 31,
	2024	2023
(in thousands)
Adjusted EBITDA
Net loss	$(2,534)	$(29,204)
Interest income	(2,996)	(2,336)
Interest expense	14	4
Income tax expense	45	14
Depreciation and amortization expense	3,340	2,892
Stock-based compensation expense	12,675	13,525
Adjusted EBITDA (Non-GAAP)	$10,544	$(15,105)